UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 18, 2010

MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-9115	25-0644320
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

Two NorthShore Center, Pittsburgh, PA                                                                                                                                15212-5851
(Address of principal executive offices)                                                                                                                                (Zip Code)

Registrant's telephone number, including area code:                                                                                                                                (412) 442-8200

Item 5.07  Submission of Matters to a Vote of Security Holders

The Annual Meeting of the Shareholders of Matthews International Corporation was held on February 18, 2010.  A total of 30,382,641 shares of Class A Common Stock were eligible to vote at such meeting.

The matters voted upon at such meeting were as follows:

1.   Election of Directors:

The following individuals were nominated for election to the Board of Directors for a term expiring at the Annual Meeting of Shareholders in the year indicated.

	Term
Nominee	Expiration	Votes For	Votes Withheld	Non Votes
Alvaro Garcia-Tunon	2013	24,893,740	814,726	2,264,620
John P. O’Leary, Jr.	2013	20,630,817	5,077,649	2,264,620

The nominations were made by the Board of Directors and no other nominations were made by any shareholder.  The nominees had currently been members of the Board of Directors at the date of the Annual Meeting.

The terms of the following additional directors continued after the meeting:  J.C. Bartolacci, K.E. Dietze, G.R. Mahone, R. G. Neubert, M. Schlatter and J.D. Turner.

2.	Selection of Auditors:

     The shareholders voted to ratify the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as independent registered public accountants to audit the records of the Company for the fiscal year ending September 30, 2010.

Votes For	Votes Against	Votes Abstained
27,662,204	282,680	28,202

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                 MATTHEWS INTERNATIONAL CORPORATION
                                                                 (Registrant)

                                                                By  Steven F. Nicola
                                                                 ----------------------------------
                                                                Steven F. Nicola
                                                                Chief Financial Officer, Secretary and Treasurer

Date: March 1, 2010